For the fiscal year ended September 30, 2001
File number 811-06677
Prudential Index Series Fund
   - Prudential Stock Index Fund



SUB-ITEM 77C
Submission of Matters to a Vote of Security Holders

A Special Meeting of Shareholders of Prudential Stock Index Fund, a series of
Prudential Index Series Fund, was held on February 1, 2001. At such meeting, the shareholders of the Fund approved the following proposals.

01.	Votes on Directors	                Votes For
Withheld

	Saul K. Fenster	                45,594,400		     239,757
Delayne Dedrick Gold	                45,590,148
244,009
Robert F. Gunia	                45,611,997		     222,160
	Douglas H. McDorkindale	     45,611,361		     222,796
W. Scott McDonald                    45,594,139		     240,018
Thomas T. Mooney		     45,607,018
227,139
	Stephen P. Munn		     45,617,119		     217,038
David R. Odenath		     45,606,757
227,400
Richard A. Redeker		     45,568,202
265,955
	Judy A. Rice			     45,593,705
240,452
Robin B. Smith 		     45,596,599		     237,558
Louis A. Weil III 		     45,606,642
227,515
Clay T. Whitehead		     45,608,760
225,397


03.	To permit Prudential Investments Fund Management LLC (PIFM)
to
enter into or
            make material changes to subadvisory agreements without shareholder approval.

		Votes For 		Votes Against
	Abstentions

		33,439,331		1,373,891	  249,103

04.	An amendment to the management agreement to permit PIFM to
allocate assets
among affiliated and unaffiliated subadvisers.

		Votes For 		Votes Against
	Abstentions

		34,070,257		706,681		285,387

5A.	To approve certain changes to the Funds fundamental
investment
restrictions
or policies:  Fund diversification.

	Votes For 		Votes Against
	Abstentions

		33,800,571		1,015,565	 246,188

5B.	To approve certain changes to the Funds fundamental
investment
restrictions
or policies: Issuing senior securities, borrowing money or pledging assets.

		Votes For 		Votes Against
	Abstentions

		33,511,535		1,260,526	290,264

5C.	To approve certain changes to the Funds fundamental
investment
restrictions
or policies:  Buying and selling real estate.

		Votes For 		Votes Against
	Abstentions

		33,653,517		1,160,412	248,396

5D.	To approve certain changes to the Funds fundamental
investment
restrictions
or policies: Buying and selling commodities and commodity contracts.

		Votes For 		Votes Against
	Abstentions

		33,520,646		1,286,299	255,380

5E.	To approve certain changes to the Funds fundamental
investment
restrictions
or policies:  Fund concentration.

	Votes For 		Votes Against
	Abstentions

	33,745,598		1,029,937		286,790




5F.	To approve certain changes to the Funds fundamental
investment
restrictions
or policies:  Engaging in underwriting.

	Votes For 		Votes Against
	Abstentions

		33,682,020		1,108,185	272,120

5G.	To approve certain changes to the Funds fundamental
investment
restrictions
or policies:  Making loans.

	Votes For 		Votes Against
	Abstentions

		33,602,404		1,191,930	267,991

5H.	To approve certain changes to the Funds fundamental
investment
restrictions
or policies:  Other investment restrictions.

	Votes For 		Votes Against
	Abstentions

		33,504,257		1,238,542	319,526

07.	To ratify the selection of PricewaterhouseCoopers LLP as independent accountants for the Funds current fiscal year.

		Votes For 		Votes Against
	Abstentions

		45,374,385		235,378		224,394









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